CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F (Amendment No. 2), filed with the Securities and Exchange Commission, of our report dated August 9, 2016 on the consolidated financial statements of Starcore International Mines Ltd. as at April 30, 2016, July 31, 2015 and July 31, 2014, and for the period ended April 30, 2016 and for the years ended July 31, 2015 and July 31, 2014.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants
November 1, 2016	